GuideStone Funds - Medium Duration Bond Fund
(the "Fund")

CUSIP: 441060AL4
Quarterly Report from Adviser for the Quarter Ending 9/30/2010


PROCEDURES PURSUANT TO RULE 10f-3*






(1)


Name of Underwriters


Citigroup Global
Markets Inc
Morgan Stanley
RBS Securities Corp

Bank of America
Merrill Lynch
BTMU Capital Corp
Goldman Sachs & Co
US Bank Capital
Markets
Wells Fargo & Co





(2)

Name of Issuer

HOSPIRA INC





(3)

Title of Security

HSP 5.6  09/15/40





(4)

Date of Prospectus or
First Offering

9/7/2010





(5)

Amount of Total
Offering  ($)

500,000,000





(6)

Unit Price

99.481





(7)

Underwriting Spread or
Commission

0.875%





(8)

Rating

Baa3/BBB+





(9)

Maturity Date

9/15/2040





(10)

Current Yield

5.629%





(11)

Yield to Maturity

5.636%





(12)

Subordination Features

Sr. Unsecured




*Rule 10f-3 procedures allow the Fund under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which is Goldman, Sachs &
Co. or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser or employee of Goldman Sachs Trust.


PROCEDURES PURSUANT TO RULE 10f-3 - Continued








(13)

Nature of Political
Entity, if any, including,
in the case of revenue
bonds, underlying entity
supplying the revenue

N/A




(14)

Total Par Value of Bonds
Purchased

275,000











(15)

Dollar Amount of Purchases
($)

273,573











(16)

Number of Shares Purchased

275,000











(17)

Years of Continuous
Operation
(excluding municipal
securities; see (25)(d)
below)

The company has
been in
continuous
operation for
greater than
three years.




(18)

% of Offering Purchased by Fund

0.055%











(19)

% of Offering Purchased by
all other GSAM-managed
Portfolios and Accounts

4.945%











(20)

Sum of (18) and (19)**

5.00%











(21)

% of Fund's Total Assets
applied to Purchase

0.11%











(22)

Name(s) of Underwriter(s)
or Dealer(s) from whom
Purchased

Citigroup Global
Markets








(23)

Is the Adviser, any
Subadviser or any person
of which the Adviser or
Subadviser is an
"affiliated person", a
Manager or Co-Manager of
the Offering?

Yes ___X____
No________















(24)

Were Purchases Designated
as Group Sales or
otherwise allocated to the
Adviser, any Subadviser or
any person of which the
Adviser or Subadviser is
an "affiliated person"?

Yes_________
 No ___X_____




(25)

Have the following
conditions been satisfied:




(a)	The securities were
part of an issue
registered under the
Securities Act of
1933, as amended,
which is being
offered to the
public, or were U.S.
government
securities, as
defined in Section
2(a)(16) of the
Securities Exchange
Act of 1934,  or were
municipal securities
as defined in Section
3(a)(29) of the
Securities Exchange
Act of 1934 or were
securities sold in an
Eligible Foreign
Offering or were
securities sold in an
Eligible Rule 144A
Offering?

Yes___X____
No_________





** May not exceed, when added to purchases of other investment companies advised by Goldman Sachs Asset
Management, L.P. ("GSAM") or Goldman Sachs Asset
Management International ("GSAMI"), and any other purchases by other accounts with respect to which GSAM or GSAMI has investment discretion if it exercised such investment discretion with respect to the purchase, 25% of the principal amount of the class of securities being offered, except that in the case of an Eligible Rule 144A Offering this percentage may not exceed 25% of the total of (A) the principal amount of the class of securities being offered that is sold by underwriters or members of the selling syndicate to Qualified Institutional
Buyers ("QIBs") plus (B) the principal amount of the class of securities being offered in any concurrent offering.


PROCEDURES PURSUANT TO RULE 10f-3 - Continued




(b)	The securities were
purchased prior to
the end of the first
day on which any
sales to the public
were made, at a price
that was not more
than the price paid
by each other
purchaser of
securities in that
offering or in any
concurrent offering
of the securities
(except, in the case
of an Eligible
Foreign Offering, for
any rights to
purchase required by
law to be granted to
existing security
holders of the issue)
or, if a rights
offering, the
securities were
purchased on or
before the fourth day
preceding the day on
which the rights
offering terminated.

Yes___X___
No_________







(c)	The underwriting was
a firm commitment
underwriting?

Yes___X___
No_________


                 With
respect to any issue
of securities other
than Eligible
Municipal Securities,
was the issuer of
such securities to be
purchased in
continuous operation
for not less than
three years,
including the
operation of any
predecessors; or with
respect to any issue
of Eligible Municipal
Securities to be
purchased, were the
securities
sufficiently liquid
that they could to be
sold at or near their
carrying value within
a reasonably short
period of time and
either: (i) were
subject to no greater
than moderate credit
risk; or (ii) if the
issuer of the
municipal securities,
or the entity
supplying the
revenues from which
the issue is to be
paid, had been in
continuous operation
for less than three
years (including the
operation of any
predecessors) the
securities were
subject to a minimal
or low amount of
credit risk.

Yes__N/A__
No_________





/s/ Michael Goosay
Portfolio Manager